UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2011, Cardiovascular Systems, Inc. (“CSI”) entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment amends CSI’s existing credit facility with SVB established pursuant to that certain Loan and Security Agreement between the parties, dated March 29, 2010 (the “Loan Agreement”). The Amendment increases the Loan Agreement’s term loan (“Term Loan”) commitment amount by $2.0 million, from $10.0 million to $12.0 million. At December 27, 2011, the outstanding principal balance of the Term Loan was $5.6 million.

The Amendment reduces the interest rate on the Term Loan from 9.00% to (a) 8.00% if CSI’s EBITDA for the trailing six-month period is equal to or less than zero, or (b) 7.00% if CSI’s EBITDA for the trailing six-month period is greater than zero. The Amendment also amends the Term Loan maturity date from March 29, 2013 to December 31, 2014, and provides that CSI shall make interest-only payments on the Term Loan until July 1, 2012, at which time CSI shall begin making monthly payments of principal and interest until the Term Loan maturity date. The Amendment also amends the definition of Subordinated Debt to raise the amount of indebtedness owed by CSI to PFG (as defined below) from $4.0 million to $5.0 million, and consolidates the definitions of Full Term Loan Reserve and Partial Term Loan Reserve to one definition of Term Loan Reserve.

With regard to the Loan Agreement’s revolving line of credit (the “Revolver”), the Amendment extends the Revolver’s maturity date by approximately two years, from March 29, 2012 to March 31, 2014, and eliminates certain letters of credit, foreign exchange contract and cash management services sublimits that, prior to the Amendment, reduced the amount otherwise available for advances under the Revolver. The Amendment also includes a financial covenant requiring CSI to maintain a liquidity ratio of greater than 1.5 to 1.0, and provides that CSI must maintain EBITDA for the trailing three month period of not less than negative $2.5 million, provided that if CSI maintains a fixed charge coverage ratio in excess of 1.5 to 1.0 for two consecutive quarters, such EBITDA covenant shall no longer apply and CSI will instead be required to maintain a fixed charge coverage ratio in excess of 1.25 to 1.0.

The Amendment also provides that any amounts CSI owes SVB pursuant to any bank services agreements (such as letters of credit, cash management services, and business credit cards) shall be deemed to be obligations under the Loan Agreement and that SVB’s security interest in CSI’s collateral shall survive termination of the Loan Agreement and shall terminate only upon the termination of all bank services agreements or upon CSI providing cash collateral acceptable to SVB. The Amendment also excludes certain CSI intellectual property from the definition of collateral.

Upon entering into the Amendment, CSI paid SVB a working capital facility fee of $112,500, which amount CSI must also pay on the one-year anniversary of the Amendment, and a Term Loan facility fee of $60,000.

The foregoing description of the material terms of the Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendment that will be filed as an exhibit to the CSI’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011. The Loan Agreement was filed as Exhibit 10.1 to CSI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

In connection with and as additional consideration for the Amendment, CSI issued a ten-year warrant to purchase 12,760 shares of CSI’s common stock to SVB, which warrant SVB immediately transferred to its parent company, SVB Financial Group. The warrant’s exercise price was set at $9.796 per share, which price was based on the five-day average closing share price of CSI’s common stock prior to the date of the Amendment.

The foregoing description does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the warrant issued by CSI to SVB, dated December 27, 2011, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011.

Also on December 27, 2011, CSI entered into a Modification No. 2 to Loan and Security Agreement (the “Modification”) with Partners For Growth III, L.P. (“PFG”). The Modification amends CSI’s existing credit facility with PFG established pursuant to that certain Loan and Security Agreement dated as of April 14, 2010, as amended as of August 23, 2011 (the “PFG Loan Agreement”). The Modification raises the senior debt limit for the Term Loan, or amount of total indebtedness that CSI may accrue under the SVB Loan Agreement’s Term Loan, from $10.0 million to $12.0 million, and makes certain conforming changes to the senior debt limit for the Revolver and covenants in line with the revisions made in the SVB Amendment.

Upon entering into the Modification, CSI paid PFG a non-refundable modification fee of $25,000.

The foregoing description of the material terms of the Modification does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Modification that will be filed as an exhibit to the CSI’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011. The PFG Loan Agreement dated as of April 14, 2010 was filed as Exhibit 10.3 to CSI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and the Modification No. 1 to the PFG Loan Agreement dated as of August 23, 2011 was filed as Exhibit 10.2 to CSI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

In connection with and as additional consideration for the Modification, CSI issued one five-year warrant to purchase 23,151 shares of CSI’s common stock to PFG, one five-year warrant to purchase 3,396 shares of CSI’s common stock to PFG Equity Investors, LLC, an affiliate of PFG, and one five-year warrant to purchase 24,900 shares of CSI’s common stock to SVB. The exercise price for each of the warrants was set at $9.33 per share. The foregoing description does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the warrants issued by CSI to PFG, PFG Equity Investors, LLC and SVB, respectively, each dated December 27, 2011, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer